Exhibit 5.1

November 14, 2022

FAT Brands Inc.

9720 Wilshire Blvd., Suite 500

Beverly Hills, California 90212

RE: Offering of Class A Common Stock and Series B Cumulative Preferred Stock

Ladies and Gentlemen:

We have acted as counsel to FAT Brands Inc., a Delaware corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Company’s Registration Statement on Form S-3 (Registration No. 333-261365), as initially filed with the U.S. Securities and Exchange Commission (the “SEC”) on November 24, 2021, and declared effective by the SEC on February 8, 2022 (the “Registration Statement”), of the offering and sale, from time to time, by the Company of up to $21,435,000 maximum aggregate offering price of shares (the “Placement Shares”) of (i) Class A Common Stock, par value $0.0001 per share, of the Company (“Class A Common Stock”), and/or (ii) 8.25% Series B Cumulative Preferred Stock, par value $0.0001 per share, of the Company (“Series B Cumulative Preferred Stock”). The Placement Shares will be sold and issued, from time to time, by the Company pursuant to the ATM Sales Agreement, dated November 14, 2022, between the Company and ThinkEquity LLC (the “Sales Agreement”). This opinion letter is being delivered at your request in connection with the filing by the Company with the SEC of a Current Report on Form 8-K on the date hereof (the “8-K”), and supplements our opinion, dated November 24, 2021, previously filed as Exhibit 5.1 to the Registration Statement.

In rendering the opinion expressed below, we have acted as counsel for the Company and have examined and relied upon originals (or copies certified or otherwise identified to our satisfaction) of (i) the Second Amended and Restated Certificate of Incorporation of the Company, as amended (the “Certificate of Incorporation”), (ii) the Bylaws of the Company, (iii) the Amended and Restated Certificate of Designation of Rights and Preferences of Series B Cumulative Preferred Stock of the Company, filed with the Secretary of State of the State of Delaware (the “DE SOS”) on July 15, 2020, as amended and supplemented by the Certificate of Increase of Series B Cumulative Preferred Stock of the Company, filed with the DE SOS on December 22, 2020, as further amended and supplemented by the Certificate of Increase of Series B Cumulative Preferred Stock of the Company, filed with the DE SOS on June 9, 2021, as further amended and supplemented by the Certificate of Increase of Series B Cumulative Preferred Stock of the Company, filed with the DE SOS on September 15, 2021, and as further amended and supplemented by the Certificate of Increase of Series B Cumulative Preferred Stock of the Company, filed with the DE SOS on October 28, 2021 (as so amended and supplemented, the “Certificate of Designation”), (iv) the Registration Statement, (v) the base prospectus included in the Registration Statement at the time it was declared effective by the SEC (the “Base Prospectus”), (vi) the prospectus supplement, filed by the Company with the SEC on November 14, 2022 pursuant to Rule 424(b)(5) under the Securities Act (the “Prospectus Supplement”, and together with the Base Prospectus, the “Prospectus”), (vii) the Sales Agreement, (viii) the resolutions of the Board of Directors of the Company relating to the authorization and issuance of the Placement Shares, and the authorization and approval of the Sales Agreement and the transactions contemplated thereby, certified by an officer of the Company (the “Resolutions”), and (ix) such corporate records, documents, agreements and instruments of the Company, certificates of public officials, certificates of officers of the Company, other resolutions of the Company’s board of directors and committees thereof, and such other records, documents, agreements, certificates and instruments, and have examined such questions of law and have satisfied ourselves as to such matters of fact, as we have deemed relevant and necessary as a basis for the opinion set forth herein. In our examination, we have assumed, without independent investigation, the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons who have executed any of the documents reviewed by us, and the conformity with the original documents of any copies thereof submitted to us for our examination. We have also assumed the accuracy of all other information provided to us by the Company during the course of our investigations, on which we have relied in issuing the opinion expressed below. We further assume that the amount, terms, sale, and issuance of the Placement Shares to be offered from time to time by the Company pursuant to the Sales Agreement will be determined and authorized at the time of issuance by proper corporate action of the Company (each, a “Corporate Action”), as authorized by the Resolutions.

Greenberg Traurig, LLP ■ Attorneys at Law ■ WWW.GTLAW.COM
1840 Century Park East, Suite 1900 ■ Los Angeles, California 90067 ■ Tel 310.586.7700 ■ Fax 310.586.7800

FAT Brands Inc.

November 14, 2022

Based upon the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that, when an issuance of Placement Shares has been duly authorized by all necessary Corporate Action of the Company, and when such Placement Shares are paid for, sold, issued and delivered in accordance with the terms and conditions of the Sales Agreement and in the manner contemplated by the Prospectus and such Corporate Action, such Placement Shares will be validly issued, fully paid and nonassessable.

The foregoing opinion is limited to the General Corporation Law of the State of Delaware and the laws of the State of New York, and we do not express any opinion herein with respect to the laws of any other jurisdiction. In addition, we express no opinions other than as expressly set forth herein, and no opinion may be inferred or implied beyond that expressly stated herein.

The foregoing opinion is subject to (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) our assumption that the sale and issuance of the Placement Shares will not exceed (a) the authorized number of shares of Class A Common Stock set forth in the Certificate of Incorporation, (b) the authorized number of shares of Series B Cumulative Preferred Stock set forth in the Certificate of Incorporation and the Certificate of Designation, and (c) the aggregate amount of Placement Shares authorized under the Resolutions for offer, sale, and issuance under the Sales Agreement and the Prospectus.

We hereby consent (i) to the filing of this opinion letter as Exhibit 5.1 to the 8-K and to the Registration Statement, and (ii) to the reference to our firm appearing under the captions “Legal Matters” in the Base Prospectus and the Prospectus Supplement. In giving such consent, we do not thereby admit that we are a party whose consent is required to be filed with the Registration Statement under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

This opinion letter is rendered as of the date hereof, and we do not undertake any obligation to advise you of any changes in our opinion expressed herein resulting from matters that may arise after the date hereof or that may hereinafter come to our attention. We express no opinions other than as expressly set forth herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion letter is for your benefit in connection with the 8-K, the Registration Statement, and the offering, sale and issuance of the Placement Shares, and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act.

Sincerely,

/s/ Greenberg Traurig, LLP
Greenberg Traurig, LLP